Calculation of Filing Fee Tables
S-8
EVEREST GROUP, LTD.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $.01 per share	Other	500,000	$ 291.55	$ 145,775,000.00	0.0001531	$ 22,318.15
Total Offering Amounts:						$ 145,775,000.00		$ 22,318.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 22,318.15
Offering Note
[1]	(1) Amount Registered - Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. (2) Amount Registered - Represents 500,000 shares of common stock reserved for issuance under the Registrant's 2025 Employee Stock Purchase Plan (the "ESPP"). (3) Proposed Maximum Offering Price Per Unit - Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $291.55, the average of the high and low prices of the Registrant's common stock on the New York Stock Exchange on July 31, 2025, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A